UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016 (October 26, 2016)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 900-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On October 26, 2016, OptimumBank Holdings, Inc. (the “Company’) appointed John H. Clifford as a director.

Mr. Clifford is a resident of Hobe Sound, Florida and a retired banker who provides additional banking experience to the directorates. Mr. Clifford was President and CEO of Coastal Federal Credit Union in Jacksonville, Florida and was associated with several other financial institutions during his career in the northeast, which include The Community Bank, Brockton, Massachusetts and Bank of Fall River, Fall River, Massachusetts.

On October 31, 2016, the Company issued a press release with respect to the appointment of Mr. Clifford described above, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K. The Company also announced that Norman Ginsparg has resigned from the Board of Directors of the Bank for personal reasons.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated October 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2016	By:	/s/ Joel Klein
Joel Klein Director